Eaton Corporation
                         2002 Annual Report on Form 10-K
                                   Item 15 (c)
                                 Exhibit 10 (i)

                              LIMITED EATON SERVICE
                       SUPPLEMENTAL RETIREMENT INCOME PLAN


     Eaton Corporation (the "Company") hereby establishes a Supplemental Retirement Income Plan (herein referred to as the "Limited Service Plan") for certain executives of the Company designated by the Board of Directors of the Company. The Plan was originally effective as of May 1, 1979. This amendment and restatement of the Plan shall be effective as of January 1, 2003.


                                    ARTICLE I
                               PURPOSE OF THE PLAN
                               -------------------

     Upon becoming employed by the Company, certain key executives may have foregone retirement benefits from their former employer and may not be able to earn adequate pension benefits from the Company. The Company believes that it is in the best interest of the Company to be able to attract and retain such mid-career executives. The purpose of the Limited Service Plan is to provide each such executive with retirement income in an amount as set forth in the Agreement (as hereinafter defined) between such executive and the Company, and thereby provide a total pension benefit that is comparable to the benefit the executive would have received if he or she had not agreed to the mid-career change in employment.

                                   ARTICLE II
                                   ELIGIBILITY
                                   -----------

     All officers of the Company and any other executive of the Company designated by the Board of Directors of the Company (the "Board") shall be eligible to participate under the Limited Service Plan (a "Participant"). Each Participant shall be required to enter into an Agreement with the Company to evidence that participation.

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                                   ARTICLE III
                                   DEFINITIONS
                                   -----------

     As used in the Plan the following definitions shall apply:

     "Agreement." The written agreement between the Company and Participant entered into pursuant to the Limited Service Plan and which sets forth the Supplement payable to the Participant under the plan.

     "Cause." For purposes of this Agreement, the Company shall have "Cause" to terminate Participant's employment hereunder upon (i) the willful and continued failure by Participant to substantially perform Participant's duties with the Company (other than any such failure resulting from Participant's incapacity due to physical or mental illness), after a demand for substantial performance is delivered to Participant by the Board which specifically identifies the manner in which the Board believes that Participant has not substantially performed Participant's duties, or (ii) the willful engaging by Participant in gross misconduct materially and demonstrably injurious to the Company. For purposes of this definition, no act, or failure to act, on Participant's part shall be considered "willful" unless done, or omitted to be done, by Participant not in good faith and without reasonable belief that Participant's action or omission was in the best interest of the Company. Notwithstanding the foregoing, Participant's employment shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Participant and an opportunity for Participant, together with Participant's counsel, to be heard before the Board), finding that in the good faith opinion of the Board Participant was guilty of conduct set forth above in clauses (i) or (ii) of this definition and specifying the particulars thereof in detail.

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     "Change in Control of the Company." A "Change in Control of the Company"
shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities, (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act")) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation, (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary of the Company, (iv) any "person" (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (v) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. For purposes of the Plan, ownership of voting securities shall take into account and include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) of the Exchange Act (as then in effect).

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     "Committee." The Compensation and Organization Committee of the Board of
Directors of Eaton Corporation.

     "Credited Service." The service credited to a Participant as "Credited Service" under the Pension Plan.

     "Disability." Any termination of employment which entitles Participant to a disability benefit under the Pension Plan.

     "Good Reason." Any termination of employment under the following circumstances shall be for "Good Reason":

     (i) without Participant's express written consent, the assignment to Participant of any duties inconsistent with Participant's positions, duties, responsibilities and status with the Company immediately prior to a Change in Control of the Company, or a change in Participant's reporting responsibilities, titles or offices as in effect immediately prior to a Change in Control of the Company, or any removal of Participant from or any failure to re-elect Participant to any of such positions, except in connection with the termination of Participant's employment for Cause, Disability or as a result of Participant's death;

     (ii) a reduction by the Company in Participant's base salary as in effect immediately prior to the Change in Control of the Company or as the same may be increased from time to time thereafter; or the failure by the Company to increase such base salary each year after a Change in Control of the Company by an amount which at least equals, on a percentage basis, the average annual percentage merit increase in Participant's base salary during the five (5) full calendar years immediately preceding a Change in Control of the Company;

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     (iii) a failure by the Company to continue Participant's participation in the Plan, the Company's Executive Incentive Compensation Plan, Deferred Incentive Compensation Plan, Executive Strategic Incentive Plan, Eaton Incentive Compensation Deferral Plan, Excess Benefits Plan and Supplemental Benefit Plan, as each plan may be modified from time to time but substantially in the form presently in effect (collectively, the "Plans"), on at least the basis as in effect immediately prior to the Change in Control of the Company or to pay Participant any amounts earned under the Plans in accordance with the terms of the Plans.

     (iv) the relocation of the Company's principal executive offices to a location outside Cuyahoga County, Ohio or any county adjoining Cuyahoga County, Ohio, or the Company's requiring Participant to be based anywhere other than the Company's principal executive offices or the location where Participant is based immediately prior to the Change in Control of the Company except for required travel on the Company's business to an extent substantially consistent with Participant's business travel obligations in effect immediately prior to the Change in Control of the Company, or, in the event Participant consents to any such relocation of the Company's principal executive offices, the failure by the Company to pay (or reimburse Participant for) all reasonable moving expenses incurred by Participant relating to a change of Participant's principal residence in connection with such relocation and to indemnify Participant against any loss (defined as the difference between the actual sale price of such residence and the higher of (a) Participant's aggregate investment in such residence or (b) the fair market value of such residence as determined by any real estate appraiser designated by Participant and reasonably satisfactory to the Company) realized in the sale of Participant's principal residence in connection with any such change of residence;

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     (v) the failure by the Company to continue in effect any benefit or compensation plan (including but not limited to the Plans), pension plan, life insurance plan, health and accident plan or disability plan in which Participant is participating at the time of a Change in Control of the Company (or plans providing Participant with substantially similar benefits), the taking of any action by the Company which would adversely affect Participant's participation in or materially reduce Participant's benefits under any of such plans or deprive Participant of any material fringe or personal benefit enjoyed by Participant at the time of the Change in Control of the Company, or the failure by the Company to provide Participant with the number of paid vacation days to which Participant is then entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect immediately prior to the Change in Control of the Company;

     (vi) the failure of the Company to obtain the agreement by any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the assets of the Company, by agreement in form and substance satisfactory to Participant, to expressly assume this Agreement and the obligations of the Company hereunder; or

     (vii) any purported termination of Participant's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of a Notice of Termination as herein defined (and, if applicable, the definition of "Cause" as herein defined); and for purposes of the Plan, no such purported termination shall be effective.

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     "Notice of Termination." Any termination of Participant's employment by the
Company for Cause or Disability or by Participant for Good Reason shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Participant's employment under the provision so indicated.

     "Pension Plan." The Pension Plan for Eaton Corporation Employees.

     "Supplement." The annual amount of retirement income or the lump sum payable to Participant in accordance with the provisions of the Limited Service Plan and the Agreement.


                                   ARTICLE IV
                              PAYMENT OF SUPPLEMENT
                              ---------------------

     Section 4.01. General Obligation. The Company will pay the Supplement to Participant for life in equal monthly installments, commencing on the first business day of the month following the month in which Participant retires under the terms of the Pension Plan after attaining age 55 or on the first business day of the month following the month in which Participant's employment terminated due to Disability, unless the Committee in its sole discretion decides that the Supplement shall be paid in some other form (including, but not limited to, a lump sum payment). In connection with such determination, the Committee may take into account the wishes and needs of Participant. If the Committee decides upon such other form of benefit, the Supplement shall be actuarially adjusted using the same actuarial factors used under the Pension Plan. Notwithstanding anything herein to the contrary, the Company shall have no obligation to pay the Supplement to Participant if Participant terminates employment with the Company (a) for any reason prior to age 55, or (b) with less than ten (10) years of Credited Service unless the Participant is age 65 at the time of termination of employment.

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

     Section 4.02. Death. If Participant has at least five (5) years of Credit Service and dies prior to attaining age 65 but after attaining age 55 and while employed by the Company, the Company will pay a benefit to Participant's surviving spouse calculated in accordance with the Limited Service Plan and the Agreement.

                                    ARTICLE V
                            COVENANTS OF PARTICIPANT
                            ------------------------

     By accepting payments hereunder Participant covenants that for a period of three (3) years after Participant leaves the employment of the Company, he or she will not engage in any activities which, in the opinion of the Company, are in competition with the Company or any of its subsidiaries without first obtaining the written consent of the Company; provided, however, that this provision shall not apply if, within five (5) years after a Change in Control of the Company, Participant's employment with the Company is terminated by Participant for Good Reason or by the Company without Cause.


                                   ARTICLE VI
                                LOSS OF BENEFITS
                                ----------------

     If Participant fails to observe or perform any of the covenants by Participant contained herein in any material respect, Participant shall forfeit all rights which he or she may have to any benefits for which provision is made herein.


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                                   ARTICLE VII
                           AUTOMATIC LUMP SUM PAYMENT
                           --------------------------

     Section 7.01. Automatic Payment. Except as provided below in this Article VII, upon the date of a Proposed Change in Control, as defined in Section 7.02 hereof, the Company shall make an immediate Lump Sum Payment, as defined in
Section 7.03 hereof, to each Participant or his or her surviving spouse, as the case may be. At any time prior to a Proposed Change in Control, the Board may decide that the Lump Sum Payment shall not be made, upon a Proposed Change in Control, because any such payment is not then advisable, in the Board's judgment, in order to protect the benefits of Participants under the Limited Service Plan. If the Board makes such a decision, it may thereafter (i) take no further action, in which event the Lump Sum Payments will not be made, (ii) reconsider such decision and decide at a later date (which may be subsequent to a Proposed Change in Control) to make Lump Sum Payments, (iii) provide funding for the Plan benefits by depositing funds in trust for such purpose or (iv) take no action to protect the Plan benefits.

     Section 7.02. Proposed Change in Control. A Proposed Change in Control shall mean the first to occur of any of the following events (including the expiration of the periods specified therein):

          (a) Twenty (20) days after the commencement of a tender offer shall be made for the ownership of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities (unless such tender offer shall have been withdrawn);

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          (b) Twenty (20) days after the commencement of solicitation of proxies or consents for a merger or consolidation with another corporation and as a result of such merger or consolidation less than 75%, in the Company's view, of the outstanding voting securities of the surviving or resulting corporation would be owned in the aggregate by the former shareholders of the Company, other than the party and any affiliates (within the meaning of the Exchange Act) of any party, to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation;

          (c) Upon the date that the Company shall have entered into an agreement to sell substantially all of its assets to another corporation which is not a wholly-owned subsidiary of the Company;

          (d) Within twenty (20) days after any "person" (as such term is used in Sections 3(a)(9) and l3(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing l5% or more of the combined voting power of the Company's then outstanding securities; or

          (e) Upon the date that individuals who, at the beginning of any period of two consecutive years, constitute the Board, cease for any reason to constitute at least 76% thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     For purposes of this Section 7.02, ownership of voting securities shall take into account and include ownership as determined by applying the provisions of Rule l3d-3(d)(l)(i) of the Exchange Act (as then in effect).

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     In exercising its discretion not to make Lump Sum Payments in connection with any Proposed Change in Control, the Board will take into account whether such Proposed Change in Control is, in its view, management initiated.

     Section 7.03. Determination of Lump Sum Payment. Lump Sum Payment means an amount equal to the present value of the total number of annual payments which otherwise would have been made under the Limited Service Plan based on the assumption that the Participant's employment with the Company has terminated as of the date of the Proposed Change in Control and as calculated using the mortality tables used for the Pension Plan and a rate of interest equal to "Moody's Corporate Bond Yield Average--Monthly (Average Corporate)" as then most recently published. In the event the Participant or the Participant's surviving spouse has begun to receive benefit payments under the Plan prior to the date of the Proposed Change in Control, the amount of such Lump Sum Payment shall be equal to the present value of the remaining annual payments which otherwise would have been made, calculated as described in this Section 7.03.

     Section 7.04. Participation after a Proposed Change in Control. In the event that the Limited Service Plan is not terminated after a Proposed Change in Control, any future payment made under the Plan to a Participant who has received a Lump Sum Payment shall be reduced by taking into account the amount of such Lump Sum Payment in a manner determined by the Company at the time of such Lump Sum Payment.

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                                  ARTICLE VIII
                                  MISCELLANEOUS
                                  -------------

     Section 8.01. Assignment. Except as otherwise provided herein, neither Participant nor any beneficiary for which provision is made herein shall have the right to sell, alienate, anticipate, assign, transfer, pledge, encumber or otherwise convey the right to receive the Supplement.

     Section 8.02. No Contract of Employment. The Limited Service Plan shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Company to discharge Participant, or restrict the right of Participant to terminate his or her employment with the Company.

     Section 8.03. Security. The rights of Participant under the Limited Service Plan shall be solely those of an unsecured creditor of the Company. Any securities or fixed or other assets acquired by the Company in order to be able to satisfy the liabilities assumed by it hereunder, shall not be deemed to be held under any trust for the benefit of Participant or to be considered security for the performance of the obligations of the Company but shall be, and remain, general, unpledged, unrestricted assets of the Company.

     Section 8.04. Conflict. In the case of a conflict between the Limited Service Plan and the Agreement the terms of the Agreement shall control.

     Section 8.05. Governing Law. The Plan shall be subject to and construed under the laws of the State of Ohio, without giving effect to any conflicts of laws principles thereunder.

     Section 8.06. Amendment and Termination. The Company may at any time amend or terminate the Limited Service Plan. Notwithstanding the foregoing, upon the occurrence of a Change in Control of the Company, no amendment or termination shall, without the consent of Participant, alter or impair any vested rights of Participant under the Limited Service Plan based upon Participant's age and years of Credited Service at the time of such amendment or termination or the manner in which amounts are to be paid to Participant or his or her surviving spouse under the Limited Service Plan.